                                                                    Exhibit 21.1



List of Subsidiaries                                       State of Formation
--------------------                                       ------------------

Cambridge Hotel Associates                                    Pennsylvania
Charles Square Associates                                     Massachusetts
CH&S Limited Partnership                                      Massachusetts
CHR Services Company, L.L.C.                                  Delaware
CHR Consulting Company, L.L.C.                                Delaware
Colony Hotels and Resorts Company                             Delaware
Colony de Mexico, S.A. de C.V.                                Mexico
Colony International Management Company, L.L.C.               Delaware
Continental Design & Supplies Company, L.L.C.                 Delaware
Crossroads Future Company, L.L.C.                             Delaware
Crossroads Future Financing Company, L.L.C.                   Delaware
Crossroads Hospitality Company, L.L.C.                        Delaware
Crossroads Hospitality Tenant Company, L.L.C.                 Delaware
Crossroads/Memphis Company, L.L.C.                            Delaware
Crossroads/Memphis Financing Company II, L.L.C.               Delaware
Crossroads/Memphis Financing Corporation                      Delaware
Crossroads/Memphis Financing II Corporation                   Delaware
Crossroads/Memphis Financing Company, L.L.C.                  Delaware
Crossroads/Memphis Partnership, L.P.                          Delaware
Equity Bluefield, Inc.                                        West Virginia
Future Financing Member Corporation                           Delaware
Hilltop Equipment Leasing Company, L.P.                       Delaware
IHC Services Company, L.L.C.                                  Delaware
IHC II, LLC                                                   Delaware
IHC/Moscow Corporation                                        Delaware
Intercarp Limited Partnership                                 Delaware
Interstate Hotels, LLC                                        Delaware
Northridge Holdings, Inc.                                     Delaware
Northridge Insurance Company                                  Cayman Islands
Oak Hill Catering Company, Inc.                               West Virginia
PAH-Cambridge Holdings, LLC                                   Delaware
PAH-Crossroads Member, Inc.                                   Delaware
PAH-Hilltop GP, LLC                                           Delaware
PAH-Interstate Member, Inc.                                   Delaware
PAH-Member, Inc.                                              Delaware
State College BBQ/Concord Joint Venture                       Pennsylvania